Exhibit 99.1

GAN Provides Strategic Update and Announces Successful Completion of $30 Million Term Loan

Irvine, California | April 28, 2022: GAN Limited (the “Company” or “GAN”) (NASDAQ: GAN), a leading North American B2B technology provider of real money internet gaming solutions and a leading International B2C operator of Internet sports betting, today provided an update on several strategic initiatives.

Strategic Update:

●	Successful completion of a $30 million term loan with Beach Point Capital.
●	Poised for near-term opportunistic implementation of the Company’s previously announced $5 million share repurchase authorization following public disclosure of first quarter results.
●	Recently began implementation of cost controls along with other strategic initiatives that are expected to accelerate Adjusted EBITDA generation and improve profitability.
●	Announced that Coolbet’s hold, or sports margin, for the first quarter improved sequentially and was within the historically normalized range of approximately 7%.

These actions reflect the Company’s commitment to driving growth, improving profitability, and maintaining a well-capitalized balance sheet. This new capital will be focused on funding existing high-return B2B investments and future opportunistic investments, including opportunistic execution of the previously announced $5 million share repurchase authorization following public disclosure of first quarter results.

Karen Flores, Chief Financial Officer of GAN, commented:

“Today’s announcement ensures that we have the capital available to drive improved shareholder returns going forward. The incremental flexibility provided by the term loan allows us to execute our balanced capital allocation plan centered around investing in our B2B offering, growing Coolbet and our B2C presence, and returning capital to shareholders during a time when we believe our share price undervalues the long-term opportunities we have ahead of us. We are simultaneously taking steps to accelerate our path to improved Adjusted EBITDA generation and profitability as we are acutely focused on our margin profile and efficiency measures.”

Details of the Transaction

The Credit Agreement provides for up to $30.0 million in aggregate principal amount of secured term loans which accrue interest at a floating rate equal to (i) 3-month SOFR (subject to a 1.00% floor) plus (ii) 9.5% per annum, payable quarterly in arrears. The secured loans mature four and one-half years following the closing date, or October 26, 2026.

The Company plans to provide further details when it reports its first quarter results for the quarter ended March 31, 2022, after market close on Monday, May 16, 2022.

About GAN Limited

GAN is a leading business-to-business supplier of internet gambling software-as-a-service solutions predominantly to the U.S. land-based casino industry. Coolbet, a division of GAN, is a market-leading operator of proprietary online sports betting technology with market leadership positions in selected European and Latin American markets. GAN has developed a proprietary internet gambling enterprise software system, GameSTACK™, which it licenses to land-based casino operators as a turnkey technology solution for regulated real money internet gambling, encompassing internet gaming, internet sports gaming, and virtual Simulated Gaming. Additional information about GAN can be found online at www.GAN.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the amount, timing and effect of any repurchases of ordinary shares under the repurchase plan. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding future business opportunities as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees but involve known and unknown risks, uncertainties, and other important factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason, except as required by law.

Investor Contacts:

GAN Robert Shore Vice President, IR and Capital Markets (610) 812-3519 rshore@GAN.com	Alpha IR Group Ryan Coleman or Davis Snyder (312) 445-2870 GAN@alpha-ir.com

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